Exhibit 10.1
CONVERTIBLE NOTE PURCHASE AGREEMENT
     This CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”), dated May 6, 2009, is entered into by and between Premier Exhibitions, Inc., a Florida corporation (the “Company”), and Sellers Capital Master Fund, Ltd., an exempted company organized under the laws of the Cayman Islands (the “Investor”).
     WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell to the Investor, upon the terms and subject to the conditions of this Agreement, a Convertible Note (the “Convertible Note”), in the principal amount set forth on Schedule A hereto;
     WHEREAS, the Convertible Note will be issued in the form attached hereto as Exhibit A; and
     WHEREAS, subject to the terms contained herein and the Convertible Note, the Convertible Note shall be convertible into shares of common stock, par value $0.0001, of the Company (“Common Stock”), in accordance with the terms hereof and the Convertible Note.
     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01. Definitions. As used in this Agreement, the following terms have the meanings set forth below:
     “Affiliate” shall mean with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity.
     “Agreement” shall have the meaning set forth in the preamble.
     “Annual Meeting” shall have the meaning set forth in Section 5.01.
     “Closing” shall have the meaning set forth in Section 2.02(a).
     “Closing Date” shall have the meaning set forth in Section 2.02(a).
     “Commission Filings” shall have the meaning set forth in Section 3.06.

     “Common Stock” shall have the meaning set forth in the recitals.
     “Company” shall have the meaning set forth in the preamble.
     “Consents” shall mean all governmental and third party consents, approvals, authorizations, qualifications and waivers necessary to be received by a Person for the consummation of the transactions contemplated hereby.
     “Contract” shall mean any contract, agreement, mortgage, deed of trust, bond, loan, indenture, lease, license, note, option, warrant, right, instrument, commitment or other similar document, arrangement or agreement, whether written or oral.
     “Conversion Shares” shall mean the shares of Common Stock issuable upon conversion of the Convertible Note in accordance with its terms.
     “Convertible Note” shall have the meaning set forth in the recitals.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “GAAP” shall mean generally accepted accounting principles applied on a consistent basis as used in the United States of America.
     “Governmental Body” shall mean any government or governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, arbitral body (public or private), department or other instrumentality or political unit or subdivision, whether located in the United States or abroad, or the Nasdaq Global Market.
     “Interim Date” shall have the meaning set forth in Section 3.05.
     “Investor” shall have the meaning set forth in the preamble.
     “Law” shall mean any treaty, statute, ordinance, code, rule, regulation, Order or other legal requirement enacted, adopted, promulgated, applied or followed by any Governmental Body.
     “Legend” shall have the meaning set forth in Section 8.13(a).
     “Lien” shall mean any mortgage, pledge, lien (statutory or otherwise), security interest, hypothecation, conditional sale agreement, encumbrance or similar restriction or agreement.
     “Litigation” shall have the meaning set forth in Section 3.11.

     “Losses” shall mean any and all damages, fines, fees, taxes, penalties, deficiencies, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (including without limitation fees and expenses of attorneys incurred in connection with the investigation or defense of any claim, default or assessment or asserting or disputing any rights under this Agreement).
     “Material Adverse Effect” shall mean any event, condition or contingency that has had, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities (including contingent liabilities), results of operations or financial condition of the Company and its subsidiaries, taken as a whole. For the purposes of this Agreement, a Material Adverse Effect shall not be deemed to arise by reason of (i) the transactions contemplated hereby, (ii) events of war or terrorism impacting the economy in general, and (iii) changes in general economic conditions or in the exhibition industry, in general, except to the extent such changes disproportionately and adversely affect the Company and its subsidiaries, taken as a whole.
     “Notes” shall have the meaning set forth in Section 5.06.
     “Order” shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.
     “Other Investors” shall have the meaning set forth in Section 5.06.
     “Other Notes” shall have the meaning set forth in Section 5.06.
     “Permit” shall mean any approval, authorization, license, permit or certificate by or of any Governmental Body.
     “Person” shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, trust, association, unincorporated organization, group, joint-stock company or other entity.
     “Proposals” shall have the meaning set forth in Section 5.01.
     “Purchase Price” shall have the meaning set forth in Section 2.01.
     “Registration Rights Agreement” shall have the meaning set forth in Section 6.01(f).
     “Regulation D” shall have the meaning set forth in Section 3.09.
     “SEC” shall mean the U.S. Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Subsequent Financing” shall have the meaning set forth in the Convertible Note.

     “Transaction Documents” shall mean this Agreement, the schedules and exhibits hereto, the Convertible Note, the Warrant, the Registration Rights Agreement and any certificate or other document delivered by or on behalf of the Company or the Investor in connection with the Closing, and, commencing at the effectiveness of any agreement or other document that is executed by the parties hereto in accordance with Section 7 of the Convertible Note (excluding agreements or documents executed in connection with a Subsequent Financing), shall, for the limited purposes of Sections 7.01, 7.02, 8.06, 8.07, 8.08 and 8.14, include any such agreement or other document.
     “Warrant” shall have the meaning set forth in the Convertible Note.
     Section 1.02. Rules of Construction. Unless the context otherwise requires:
     (a) an accounting term defined by GAAP that is not otherwise defined herein has the meaning assigned to it in accordance with GAAP;
     (b) words in the singular include the plural, and words in the plural include the singular;
     (c) the words “include” and “including” shall be deemed to mean “include, without limitation,” and “including, without limitation”;
     (d) “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or clause where such terms may appear; and
     (e) references to articles and sections mean references to such section in this Agreement, unless stated otherwise.
ARTICLE II
ISSUANCE, SALE AND PURCHASE OF THE CONVERTIBLE NOTE
     Section 2.01. Sale and Purchase of the Convertible Note. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Company will sell to the Investor, and the Investor will purchase from the Company, the Convertible Note in the principal amount set forth on Schedule A, for an aggregate purchase price equal to the principal amount of the Convertible Note (the “Purchase Price”).
     Section 2.02. Closing.
     (a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the transactions contemplated by Section 2.01 (the “Closing”) shall, subject to the parties’ respective rights to terminate this Agreement in accordance with Section 8.12, take place on the date hereof or as promptly thereafter as practicable as mutually agreed to by the Company and the Investor, but in no event later than Monday, May 11, 2009 (the date on which the Closing occurs being the “Closing Date”). The Closing shall occur at such place as is mutually agreeable by the parties hereto.
     (b) At the Closing: (i) the Company will deliver to the Investor the Convertible Note to be sold in accordance with the provisions of Section 2.01 payable to the Investor; (ii) the Investor shall pay to the Company the Purchase Price, by wire transfer of immediately available funds; and (iii) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article VI.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to the Investor as follows:
     Section 3.01. Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Florida, has full corporate power and authority to own, lease and operate its properties, and carry on its business as presently conducted. The Company is duly qualified, registered or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure to so qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.
     Section 3.02. Authority; Binding Effect. The Company has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, and to perform its obligations hereunder and thereunder. Subject to approval of the Proposals by the Company’s shareholders, the execution and delivery of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly approved by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The other Transaction Documents, when executed and delivered by the Company, will be duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state securities laws.
     Section 3.03. Capitalization; Subsidiaries. As of the date hereof, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock. As of the date hereof,

there are 30,548,581 shares of Common Stock issued and outstanding, (ii) 1,066,449 shares of Common Stock held in treasury, and (iii) 2,775,602 shares of Common Stock reserved for issuance upon the exercise or conversion, as applicable, of outstanding options or restricted stock units issued by the Company to its employees and directors. Except as set forth in clauses (i), (ii) and (iii) above, there are no shares of Common Stock reserved for the issuance upon the exercise, conversion or exchange of any securities of the Company. All of the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive rights. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire any shares of its Common Stock. The Conversion Shares and the Warrant, when issued in accordance with the terms hereof and the Convertible Note or the Warrant, as applicable, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Liens, and not subject to any preemptive rights, rights of first refusal and restrictions on transfer, other than restrictions on transfer contained in the Convertible Note or Warrant, as applicable, or under applicable federal or state securities laws. The Company has no subsidiaries other than the subsidiaries listed on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008.
     Section 3.04. No Violations; Consents. Except as set forth on Schedule 3.04, neither the execution, delivery or performance by the Company of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in the breach of, any provision of the articles of incorporation or by-laws of the Company, as the same have been amended from time to time, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract, Permit or Order to which the Company is a party or by which the Company or any of the properties or assets of the Company is bound, (c) constitute a violation of any Law applicable to the Company or (d) result in the creation of any Lien upon the properties or assets of the Company (other than the Liens pursuant to the transactions contemplated by the Transaction Documents and pursuant to any Subsequent Financing), other than, with respect to the foregoing clauses (b), (c) and (d), such requirements, conflicts, violations, breaches or rights that would not reasonably be expected to result in costs and/or liabilities in excess of $250,000. Except as set forth on Schedule 3.04, no material Consent is required on the part of the Company in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by the Company with any of the provisions hereof or thereof.
     Section 3.05. Financial Statements. The consolidated balance sheet of the Company as of February 29, 2008 and the related consolidated income statements, changes in stockholders’ equity and cash flows for the fiscal year ended February 29, 2008, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008, filed by the Company with the SEC under the Exchange Act, and accompanied by the audit report of Kempisty & Company Certified Public Accountants, P.C., independent public accountants, present fairly, in all material respects, the consolidated financial position of the Company and the consolidated results of its operations and its cash flows for the periods and dates covered thereby, in conformity with GAAP. The unaudited consolidated balance sheet of the Company as of

November 30, 2008 and the related unaudited consolidated income statements and cash flows for the nine months ended November 30, 2008, as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2008 (the “Interim Date”), filed with the SEC under the Exchange Act, present fairly, in all material respects, the consolidated financial position of the Company and the consolidated results of its operations and its cash flows for the periods and dates covered thereby, in conformity with GAAP, except for changes resulting from year-end adjustments and the absence of footnote disclosures thereto.
     Section 3.06. Commission Filings. The Company has filed all reports, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC under the Exchange Act from and after January 1, 2008 (all such reports and statements are collectively referred to herein as the “Commission Filings”).
     Section 3.07. Private Placement. Assuming the representations and warranties of the Investor contained in Article IV are true, the offer and sale of the Convertible Note (and the issuance of the Conversion Shares upon the conversion of such Convertible Note) are exempt from the registration requirements of the Securities Act. The Company has not taken and will not take any actions which would cause the offers and sales contemplated hereunder to become ineligible for exemption under the Securities Act. Neither the Company nor any Person acting on its behalf has offered the Convertible Note or any similar notes to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.
     Section 3.08. Financial Advisors. Except as set forth on Schedule 3.08, no agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Company, directly or indirectly, in connection with the transactions contemplated hereby.
     Section 3.09. No General Solicitation. None of the Company or any of its “affiliates” (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company has not entered into any contractual arrangement with respect to the distribution of the Convertible Note or any similar notes except for this Agreement and the Transaction Documents, and the Company will not enter into any such arrangement.
     Section 3.10. Debt Instruments; Liens and Encumbrances. After giving effect to the transactions contemplated hereby, and except as set forth on Schedule 3.10 or for the Transaction Documents, there are no loan agreements, promissory notes, letters of credit, security agreements, or other financing documents or similar agreements (other than trade accounts payable and in connection with the finance of insurance premiums and the lease of office equipment in the ordinary course of business), to which the Company or any of its subsidiaries is a party, whether as the debtor, account party, guarantor or co-obligor, as the case may be, or by which the Company or any of its subsidiaries or any of their respective assets or property is bound. Except as set forth on Schedule 3.10 or pursuant to the Transaction Documents, there are no Liens on any of the Company’s or any of its subsidiaries’ assets or properties. Except as set forth on Schedule 3.10 or pursuant to the Convertible Note, as of the date hereof, neither the Company nor any of its subsidiaries has any indebtedness for borrowed money. Except as set forth on Schedule 3.10, neither the Company nor any of its subsidiaries has filed, nor is there is on record, a financing statement under the Uniform Commercial Code (or similar statement or instrument of registration under the law of any jurisdiction) naming the Company or any of its subsidiaries as debtor.
     Section 3.11. Litigation. No claim, action, suit, investigation or other proceeding is pending against the Company or any of its subsidiaries or, to the Company’s actual knowledge, is currently threatened in writing that questions the validity of this Agreement or the other Transaction Documents or the right of the Company to enter into this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby or thereby (“Litigation”). Except as set forth in Schedule 3.11, none of such Litigation would, if determined adversely, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party or subject to any writ, order, decree, injunction or judgment of any court, governmental agency or instrumentality (and to the Company’s actual knowledge, there is no reasonable basis, as of the date hereof, therefor or threat thereof) that questions the validity of this Agreement or the Transaction Documents or the right of the Company to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby or thereby.
     Section 3.12. Insurance. All insurance policies maintained by the Company and its subsidiaries are with reputable insurance carriers, are in such amounts and provide coverage against such customary risks incident to the business of the Company and its subsidiaries and their properties and assets, are in character and amount and have deductibles consistent with coverage carried by reasonably prudent persons of similar size engaged in similar businesses and subject to the same or similar perils or hazards. Neither the Company nor any of its subsidiaries has received written notice of any cancellation or termination or disclaimer of liability under any such policy or notice or any indication of any intent to do so or not to renew or to increase the premium with respect to any such policy.
     Section 3.13 Disclosure. All documents filed by the Company with the SEC after January 28, 2009, at the time they were filed with the SEC, or, if amended, as of the date of such amendment, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and as of such time of filing, or, if amended, as of the date of such amendment, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
     The Investor represents and warrants to the Company as follows:

     Section 4.01. Authorization. The Investor is duly organized and validly existing under the Laws of the jurisdiction of its organization. The Investor has the full power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor. This Agreement and the other Transaction Documents have been and will be, as applicable, duly executed and delivered by the Investor and constitute legal, valid and binding obligations of the Investor, enforceable in accordance with their respective terms.
     Section 4.02. Investment Representations. The Investor is an “accredited investor” as such term is defined pursuant to Rule 501(a) under the Securities Act and is acquiring the Convertible Note for its own account, for investment, and not with a current view to, or for sale in connection with, the distribution thereof or of any interest therein, except as such distribution may be permissible under applicable Law. The Investor has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in such Convertible Note, and has no need for liquidity in such investment. The Investor, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Convertible Note, and the Investor, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in such Convertible Note. The Investor understands that the Convertible Note has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to the exemption provided in Section 4(2) thereof, and that the Convertible Note may not be sold or otherwise disposed of unless such transaction is registered under the Securities Act or exempted from such registration.
     Section 4.03. Investor Acknowledgments. The Investor has had the opportunity, directly or through its representatives, to ask questions of and receive answers from Persons acting on behalf of the Company concerning the transactions contemplated by this Agreement and has received sufficient information to evaluate its investment in the Company. The Investor acknowledges that the conversion of the Convertible Note into shares of Common Stock is subject to a number of contingencies set forth in the Convertible Note, one or more of which may not occur. The decision of the Investor to purchase the securities being acquired by it pursuant hereto is based on the information contained in this Agreement and its own independent investigation of the Company. The Investor has been, and will continue to be, solely responsible for making its own independent appraisal of an investigation into, and in connection with this Agreement and the transactions contemplated hereby it has made such an independent appraisal of an investigation into, the financial condition, creditworthiness, affairs, status and nature of the Company, and it has not relied, and will not hereafter rely, on the Company or any Affiliate or representative of the Company with respect to such matters or to update the Investor with respect to such matters.
     Section 4.04. Risk Factors. The Investor hereby acknowledges that an investment in the Company and the Convertible Note involves substantial risks. The Investor has read the risk factors set forth in the Company’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. The Investor further acknowledges that: the Company’s financial condition, cash flows and results of operations have continued to deteriorate since the Interim Date and the Investor has reviewed or has been given the opportunity to review interim financial data of the Company with respect to its financial condition, cash flows and results of operations since the Interim Date; the Company’s cash and cash equivalents on hand as of March 31, 2009 was $5,113,102 and that as of such date, the Company had working capital of $7,921,080; there can be no assurance that the Company’s efforts to improve its operations and financial condition will be successful; there can be no assurance that the Company will not require additional capital resources, that any such resources will be available on acceptable terms or at all or that any additional capital resources will not be dilutive to the Company’s shareholders; and there can be no assurance that the Proposals will be approved such that the Convertible Note will, in fact, become convertible into the Common Stock.
     Section 4.05. Financial Advisors. Except as set forth on Schedule 4.05, no agent, broker, investment banker, finder, financial advisor or other Person engaged by the Investor is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Company, directly or indirectly, in connection with any of the transactions contemplated by this Agreement or any of the Transaction Documents.
     Section 4.06. No Action Taken to Invalidate Private Placement. Neither the Investor nor any of its Affiliates has taken any action that would result in the offering of the Convertible Note pursuant to this Agreement or any similar notes being treated as a public offering rather than a valid private offering under applicable securities law.
     Section 4.07. Common Stock Held. As of the date hereof, the Investor has direct or indirect voting power over 4,778,399 shares of Common Stock.
ARTICLE V
COVENANTS
     Section 5.01. Shareholder Approvals. As promptly as practicable after the Closing, but in no event earlier than 61 nor more than 120 days following the Closing, the Company will convene its annual meeting of shareholders (the “Annual Meeting”). The agenda for the Annual Meeting shall include proposals for the purpose of having shareholders of the Company approve (i) the Company’s issuance to the Investor of the Conversion Shares upon conversion of the Convertible Note, pursuant to all applicable rules under the NASDAQ Global Market’s listing rules, and (ii) an amendment to the Company’s articles of incorporation increasing the number of the Company’s authorized shares of Common Stock to an amount not less than that necessary to enable the full issuance of the Conversion Shares (the “Proposals”). At or prior to the Annual Meeting, the board of directors of the Company shall formally recommend that the shareholders of the Company approve the Proposals.
     Section 5.02. Stock Exchange Listing. The Company shall use its commercially reasonable efforts to procure at its sole expense the listing of all Conversion Shares then registered for public sale (subject to the approval of the Proposals by the Company’s shareholders and pending notice of issuance) on all stock exchanges on which the shares of Common Stock are then listed.
     Section 5.03. Voting Restrictions. The Investor agrees that it shall not, in connection with any matters presented to the Company’s shareholders for vote or action by written consent, vote or provide any consent with respect to any such Conversion Shares, except that in the event that: (i) any third party (other than an Affiliate of the Investor) acquires beneficial ownership of 10% or more of the Company’s outstanding shares of Common Stock, then the Investor may vote and provide consents with respect to the Conversion Shares so long as such third party beneficially owns 10% or more of the Company’s outstanding shares of Common Stock; (ii) the Company’s shareholders are asked to vote on or provide consents with respect to any transaction submitted to the Company’s shareholders under Section 607.0901 or 607.0902 of the Florida Business Corporation Act (other than for the benefit of the Investor or an Affiliate of the Investor) or pursuant to which any third party (other than the Investor or an Affiliate of the Investor) would (x) acquire all or substantially all of the assets of the Company, (y) merge with or into the Company, or (z) acquire shares of Common Stock of the Company, in the cases of (y) and (z) after which such third party would beneficially own 50% or more of the Company’s outstanding shares of Common Stock, then the Investor may vote or provide consents with respect to the Conversion Shares on any such matter; and (iii) any matter is presented to the Company’s shareholders for vote or action by written consent for which votes or consents of the holders of more than 50% of the Company’s outstanding shares of Common Stock are required for approval, then the Investor may vote or provide consents with respect to the Conversion Shares on any such matter, provided that the Investor votes or provides consents with respect to the Conversion Shares in the same proportions as the other shares of Common Stock that are voted, or for which consents are provided, on such matter. The Company shall in good faith assist the Investor in carrying out its obligations under this Section 5.03. None of the provisions of this Section 5.03 shall apply to any transferee of the Conversion Shares that is not an Affiliate of the Investor.
     Section 5.04. Indebtedness; Liens. The Company covenants and agrees that, from and after the Closing Date until the date when all of the indebtedness evidenced by the Convertible Note shall have been repaid in full in accordance with the terms thereof, it shall, and it shall cause its subsidiaries to:
          (a) not create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets (whether now owned or hereafter acquired) other than such Liens created, incurred, assumed, permitted or existing pursuant to the transactions contemplated by the Transaction Documents or pursuant to any Subsequent Financing;
          (b) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights and franchises and continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;
          (c) remain in full compliance with all Laws applicable to it, other than with such breaches thereof that would not reasonably be expected to result in costs and/or liabilities in excess of $250,000.

     Section 5.05. SEC Filings. After the Closing Date until the date when all of the indebtedness evidenced by the Convertible Note shall have been repaid in full in accordance with the terms thereof, the Company shall cause all documents that the Company files with the SEC to comply in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable. The information supplied by the Investor for inclusion in any such documents shall not, at the date any such document is filed with the SEC, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.
     Section 5.06. Subsequent Financing. The Investor agrees to purchase, on or prior to June 15, 2009, a convertible note or convertible notes, which are on terms that are substantially identical to the terms of the Convertible Note (the “Other Notes”, and together with the Convertible Note, the “Notes”), in the principal amount of $6,000,000, for an aggregate purchase price equal to $6,000,000. To the extent investors (other than the Investor) that are mutually satisfactory to the Company and the Investor (“Other Investors”) purchase Other Notes on or prior to June 15, 2009, the Investor’s obligation to purchase Other Notes shall be reduced by the principal amount purchased by Other Investors. If Other Investors purchase Other Notes, the Investor and the Company shall use reasonable best efforts to take, or cause to be taken, all actions, and to assist and cooperate with each other and such Other Investors in doing all things, necessary proper and advisable to effect the transactions contemplated by this Section 5.06, including amending the appropriate Transaction Documents, as necessary and appropriate, to ensure that the Investor’s rights thereunder are pari passu with the those of the Other Investors, that any Security Interest (as defined in the Convertible Note) granted in accordance with Section 7 of the Convertible Note shall apply to the Convertible Note pari passu with the Other Notes, that amendments to, and approvals under, the Transaction Documents will be effected by holders of a majority of the aggregate principal amount of the Notes and that the Other Investors are afforded identical rights and benefits, on a pro rata basis, as applicable, as the Investor is entitled to under the Transaction Documents.
     Section 5.07. Bank of America. The Company shall, no later than the business day immediately after the Closing Date, (i) use a portion of the proceeds received from the Investor from the sale of the Convertible Note to pay in full all of the principal and interest accrued thereon outstanding pursuant to the Promissory Note, dated October 4, 2007, made by the Company in favor of Bank of America, N.A., as well as any and all other obligations of the Company thereunder, (ii) take all actions reasonably necessary to terminate the facility pursuant to which such Promissory Note was issued; provided, however, that if advance notice of such termination must be provided to Bank of America, N.A., the delivery of such notice no later than the business day immediately after the Closing Date shall satisfy the requirements of the Company under this Section 5.07(ii), provided the Company continues to take all actions reasonably necessary to so terminate, and (iii) provide the Investor with reasonably satisfactory evidence of such payment and termination.

ARTICLE VI
CONDITIONS TO CLOSING
     Section 6.01. Conditions to Obligations of the Investor. The obligation of the Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived by the Investor, in whole or in part, to the extent permitted by applicable Law:
     (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true in all material respects (except for representations and warranties that contain qualifications as to materiality, which shall be true and correct in all respects) at and as of the date hereof and on and as of the Closing Date with the same effect as though made on and as of the Closing Date.
     (b) Consents. The Company shall have obtained the consents set forth in Schedule 3.04, if any.
     (c) No Governmental Order or Other Proceeding or Litigation. No Order of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby.
     (d) Approvals. This Agreement and the transactions contemplated hereby shall have been approved by the Company’s board of directors, upon the recommendation of its financing committee. The 15-day notification period under Rule 5250(e) of the Listing Rules of the NASDAQ Global Market shall have expired.
     (e) Convertible Note. The Company shall have delivered to the Investor the Convertible Note, payable to the Investor, in the principal amount set forth on Schedule A.
     (f) Registration Rights Agreement. The Registration Rights Agreement, by and between the Company and the Investor, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), shall have been executed and delivered by the parties thereto and shall be in full force and effect.
     (g) Warrant. The Warrant shall have been executed and delivered by the Company.
     (h) Agreement. This Agreement shall have been executed and delivered by the parties hereto and shall be in full force and effect.
     (i) Good Standing; Company Certificates. The Company shall have delivered to the Investor: (i) a certificate issued by the appropriate Governmental Body evidencing, as of a recent date, the good standing of the Company in its jurisdiction of incorporation; and (ii) a certificate, dated the Closing Date, executed by the President of the Company that certifies that the conditions set forth in paragraphs (a), (b), (c) and (d) above have been satisfied.

     Section 6.02. Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:
     (a) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true in all material respects (except for representations and warranties that contain qualifications as to materiality, which shall be true and correct in all respects) at and as of the date hereof and on and as of the Closing Date with the same effect as though made on and as of the Closing Date.
     (b) No Governmental Order or Other Proceeding or Litigation. No Order of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby.
     (c) Approvals. This Agreement and the transactions contemplated hereby shall have been approved by the Company’s board of directors, upon the recommendation of its financing committee. The 15-day notification period under Rule 5250(e) of the Listing Rules of the NASDAQ Global Market shall have expired.
     (d) Purchase Price. The Investor, in full payment for the Convertible Note, shall have delivered to the Company the Purchase Price as set forth in Section 2.02(b)(ii).
     (e) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect.
     (f) Agreement. This Agreement shall have been executed and delivered by the parties hereto and shall be in full force and effect.
ARTICLE VII
INDEMNIFICATION
     Section 7.01. Indemnification by the Company. The Company shall indemnify and hold harmless the Investor in respect of any and all Losses suffered, incurred or sustained by the Investor resulting from, arising out of or relating to: (a) any breach by the Company of any of the representations and warranties contained in Article III such that the condition precedent set forth in Section 6.01(a) would not be satisfied; (b) any nonfulfillment of or failure to perform in any material respect any covenant or agreement on the part of the Company contained in this Agreement or any of the agreements contemplated by this Agreement; or (c) any claim by any shareholder of the Company, in the shareholder’s own right or on behalf of the Company, alleging that the transactions contemplated by this Agreement or any of the Transaction Documents do not comply with, or were entered into in breach or violation by the Company or any of its directors or officers of, applicable Law, except to the extent, in the case of this clause (c), of any such Losses are ultimately proven to have been caused by the Investor’s gross negligence, willful misconduct or violation of Law. If and to the extent that the indemnification hereunder is finally determined by a court of competent jurisdiction to be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable Law.
     Section 7.02 Limitations. The representations and warranties of each party to this Agreement shall survive the Closing Date for three years. Notwithstanding the foregoing or otherwise, if this Agreement is terminated prior to the consummation of the Closing in accordance with Section 8.12 (excluding Section 8.12(d)), then the Company shall not be obligated to indemnify or otherwise compensate or pay damages to, or for the account of, the Investor, pursuant to Section 7.01 or otherwise, in an amount that exceeds the Investor’s reasonable out of pocket expenses incurred in connection with the negotiation and preparation of the Transaction Documents and the transactions contemplated thereby. No party hereto shall have any liability under any provision of this Agreement or any Transaction Document or otherwise for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income or loss of business reputation or opportunity. Subject to Section 8.10 hereof (Injunctive Relief), except with respect to claims arising out of criminal activity, actual (and not constructive) fraud, willful misconduct or actual (and not constructive) intentional misrepresentation, the indemnification provided for in this Article VII shall be the sole remedy of each party for any breach of this Agreement.
ARTICLE VIII
MISCELLANEOUS
     Section 8.01. Expenses. Except as otherwise expressly provided herein or in the other Transaction Documents, the Company and the Investor shall bear their own fees and expenses (including without limitation reasonable attorneys’, consultants’ and accountants’ fees and expenses) incurred in connection with this Agreement, whether or not the transactions contemplated by this Agreement are consummated.
     Section 8.02. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:
     If to the Company:
Premier Exhibitions, Inc.
3340 Peachtree Road, N.E., Suite 2250
Atlanta, Georgia 30326
Attention: Chief Executive Officer
Facsimile: 404.842.2626

     with a copy to:
Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114
Attention: Derek D. Bork
Facsimile: 216.566.5800
     If to the Investor:
Sellers Capital Master Fund, Ltd.
311 S. Wacker Drive, Suite 925
Chicago, Illinois 60606
Attention: Mark A. Sellers
Facsimile: 312.775.1310
     with a copy to:
Winston & Strawn LLP
35 W. Wacker Drive
Chicago, Illinois 60601
Attention: Wesley G. Nissen
Facsimile: 312.558.5700
     Section 8.03. Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.
     Section 8.04. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing. Any of the covenants or agreements contained in this Agreement may be waived only by the written consent of the party entitled to the benefit of such provision.
     Section 8.05. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party.
     Section 8.06. Exclusive Agreement; Amendment. This Agreement and the other Transaction Documents supersede all prior agreements among the parties with respect to their subject matter and are intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto. No provision of this Agreement may be amended, altered or waived except in a writing referring expressly to this Agreement and signed by the parties hereto.
     Section 8.07. Assignment. None of this Agreement or any right or obligation hereunder may be assigned by either party without the prior written consent of the other party, except that (i) the Company may assign its rights hereunder to an acquirer of all or substantially all of its business and/or assets and (ii) for the avoidance of doubt, each of the other Transaction Documents may be assigned or otherwise transferred in accordance with their terms. This Agreement shall be binding upon, and shall inure to the benefit of, and be enforceable by, the parties and their respective successors, transferees and permitted assigns.
     Section 8.08. Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal Laws of the State of New York, notwithstanding any conflict of law provision to the contrary. EACH OF THE COMPANY AND THE INVESTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE INVESTOR PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, PROVIDED, THAT THE INVESTOR AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INVESTOR FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INVESTOR. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PERSON AT THE ADDRESS SET FORTH IN SECTION 8.02 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     Section 8.09. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.
     Section 8.10. Injunctive Relief. In the event that any party breaches or threatens to breach, or takes or threatens to take any action prohibited by, this Agreement, the parties agree that there may not be an adequate remedy at Law. Accordingly, in such an event, a party may seek and obtain preliminary and permanent injunctive relief including specific performance (without the necessity of posting any bond or undertaking). Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.
     Section 8.11. Counterparts. This Agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.
     Section 8.12. Termination. This Agreement may be terminated at any time prior to the Closing:
     (a) by either the Company or the Investor if the Closing shall not have occurred within 10 days of the date hereof; provided, however, that the right to terminate this Agreement under this Section 8.12(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;
     (b) by either the Company or the Investor in the event that any Order issued by a Governmental Body restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and nonappealable;
     (c) by the Company if the Investor shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VI, which breach cannot be or has not been cured within five days after the giving of written notice by the Company to the Investor specifying such breach;
     (d) by the Investor if the Company shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VI, which breach cannot be or has not been cured within five days after the giving of written notice by the Investor to the Company specifying such breach; or
     (e) by the mutual written consent of the Company and the Investor.

     Section 8.13. Legend.
     (a) The Convertible Note and the Conversion Shares will bear a legend (the “Legend”) substantially similar to the following:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO INTEREST IN THESE SECURITIES MAY BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.”
     (b) The legend endorsed on the certificates pursuant to Section 8.13 hereof shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, and (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.
     Section 8.14 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE COMPANY AND THE INVESTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.
[Signatures follow on the next page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
COMPANY:
PREMIER EXHIBITIONS, INC.

By: Name:	/s/ Christopher J. Davino Christopher J. Davino
Title:	Interim President and Chief Executive Officer

INVESTOR:

SELLERS CAPITAL MASTER FUND, LTD.

By:	/s/ Mark A. Sellers III

Name:	Mark A. Sellers III
Title:	Managing Member

SCHEDULE A
PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
$6,000,000